EXHIBIT 4.4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT

Grant Date: July 2, 1998

To Purchase Up To 2,857 Shares of Common Stock of ATX Technologies, Inc., a Texas Corporation (“ATX”)

1.	Number of Shares; Exercise Price. This certifies that Hi-Tek INTERNATIONAL, L.L.C. (“Hi-Tek”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from ATX, in whole or in part, from time to time, up to 2,857 fully paid and nonassessable shares (the “Shares”) of common stock, $.01 par value, of ATX (“Common Stock”) at a purchase price of $1.75 per Share (the “Exercise Price”). The number of Shares, type of security and Exercise Price are subject to adjustment as provided in Section 11 of this Warrant, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

2.	Term. The right to purchase Shares under this Warrant shall be fully vested on the grant date above and shall continue until the tenth anniversary of the initial grant date.

3.	Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by Hi-Tek, in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the “Notice of Exercise” attached hereto, all duly completed and executed, on behalf of Hi-Tek, at the principal office of ATX in Irving, Texas (or such other office or agency of ATX as it may designate) and upon payment of the Exercise Price for the Shares thereby purchased (by cash, certified or cashier’s check or wire transfer payable to the order of ATX). Thereupon, Hi-Tek as the holder of this Warrant, shall be entitled to receive from ATX a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

4.

Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to Hi-Tek promptly after the date on which this Warrant shall have been exercised in accordance with the terms hereof. ATX hereby represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable. ATX agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to Hi-Tek as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

5.	No Rights as Shareholders. This Warrant does not entitle Hi-Tek as a holder hereof to any voting rights or other rights as a shareholder of ATX prior to the exercise hereof.

6.	Charges, Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of Hi-Tek as the holder of this Warrant. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to Hi-Tek for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates.

7.	No Transfer. This Warrant and any rights hereunder are not transferable by Hi-Tek as the holder hereof, in whole or in part.

8.	Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by ATX of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to ATX of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, ATX will make and deliver a new Warrant of substantially the same form and dated as of such cancellation and reissuance, in lieu of this Warrant.

9.	Reservation of Common Stock. ATX will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Shares, equal to the number of such Shares purchasable upon the exercise of this Warrant. All such Shares shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and non-assessable.

10.	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday of the United States, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday or a Sunday or a legal holiday of the United States.

11.	Adjustments of Rights. The Exercise Price per Share and the number and type of Shares purchasable hereunder are subject to adjustment from time to time as follows:

a.

Reclassification, Recapitalization, etc. If ATX at any time shall, by subdivision, combination or reclassification of securities, recapitalization, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

b.	Subdivision or Combination of Shares. If ATX at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price per Share shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

c.	Common Stock Dividends. If ATX at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock of shares of Common Stock, then the Exercise Price shall be adjusted from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price per Share in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Common Stock.

d.	Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to 11(b) or 11(c) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

12.	Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 11 hereof, ATX shall issue and provide to Hi-Tek as the holder of this Warrant a certificate signed by an officer of ATX setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

13.	Governing Law. This Warrant shall be binding upon any successors or assigns of ATX. This Warrant shall constitute a contract under the laws of Texas and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

14.	Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of both ATX and Hi-Tek as the holder of this Warrant.

15.	Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or facsimile with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for ATX, or at the address for Hi-Tek as the holder set forth in the registry maintained by or at such other address and/or facsimile or telex number and/or to the attention of such other person as ATX or Hi-Tek as the holder may designate by ten-day advance written notice.

16.	Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

IN WITNESS WHEREOF, ATX has caused this Warrant to be executed by its duly authorized officer.

Dated:

ATX TECHNOLOGIES, INC.

By:

Its:

Address:	8550 Freeport Parkway Irving, Texas 75063-2547

NOTICE OF EXERCISE

To:	ATX Technologies, Inc.

1. The undersigned hereby elects to purchase shares (the “Shares”) of common stock $.01 par value of ATX Technologies, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment Representation Statement in form and substance satisfactory to legal counsel to ATX.

2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

3. The undersigned understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from ATX in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4. The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) Any legend required by applicable state law.

5. Please issue a certificate or certificates representing said Shares in the name of the undersigned.

6. Please issue a new Warrant for the unexercised portion of the attached Warrant name of the undersigned.

Date	Signature